For Period ended 05/31/2017              Series 20, 15, 14, 17, 19
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide
"adequate space for responding to Items 72DD, 73A, 74U and 74V for the" "Adviser Share Class, the answers for the Adviser Share Class are as" follows:

USAA Government Securities Fund - Adviser Shares
Series 17

72DD
Dollar Distributions
$93

73A
Per Share Distributions
$0.1749

74U
Shares Outstanding
618

74V
NAV
$9.85


USAA Government Securities Fund - R6 Shares
Series 17

72DD
Dollar Distributions
$55

73A
Per Share Distributions
$0.1078

74U
Shares Outstanding
510

74V
NAV
$9.85


USAA World Growth Fund - Adviser Shares
Series 19

72DD
Dollar Distributions
$84

73A
Per Share Distributions
$0.1379

74U
Shares Outstanding
635

74V
NAV
$31.07



USAA Emerging Markets Fund - Adviser Shares
Series 20

72DD
Dollar Distributions
$32

73A
Per Share Distributions
$0.1168

74U
Shares Outstanding
277

74V
NAV
$17.55

USAA International Fund - Adviser Shares
Series 15

72DD
Dollar Distributions
$87

73A
Per Share Distributions
$0.3611

74U
Shares Outstanding
243

74V
NAV
$31.04


USAA Precious Metals and Minerals Fund - Adviser Shares
Series 14
72DD
Dollar Distributions
$718

73A
Per Share Distributions
$0.5111

74U
Shares Outstanding
1,429

74V
NAV
$12.82